                                                                   EXHIBIT 10.12

                                LEASE AGREEMENT


     This Lease Agreement ("Lease"), made as of this 1st day of November, 2000, between, K.C. Holdings, Inc., whose address is 16190 Laurel Street, Waukee, Iowa ("Landlord"), and EarthWeb Career Solutions, Inc., a Delaware corporation whose address is 300 Walnut Street, Suite 300, Des Moines, Iowa 50309 ("Tenant").

                                    Article I
                                    Premises

Section 1.1 Building and Leased Premises. Landlord leases to Tenant and Tenant
            ----------------------------
leases from Landlord space in the building known as the Earthweb Building located at 4101 Northwest Urbandale Drive, Urbandale, Iowa (the "Building") to be constructed by Landlord and identified as "Landlord Work" on Exhibit B. Said space is shown on Exhibit A (attached hereto and by this reference made a part hereof) and contains approximately 90,000 square feet (the "Leased Premises") and 450 parking spaces.

Section 1.2 Tenant Acceptance. During construction of the Building by Landlord,
            -----------------
Tenant or its designated representative shall be required to make weekly inspections of the work in progress and sign-off on the work performed to date, thereby accepting the work. During the first 12 months following the Commencement Date, Landlord shall take all necessary steps to correct, at its expense, all defective work reported by Tenant. Landlord represents that all warranties given by Landlord's subcontractors and suppliers are assignable to Tenant and Landlord shall assign those warranties to Tenant.

                                   Article II
                                      Term

Section 2.1 Term. The term of this Lease shall be for ten (10) years, commencing
            ----
on the date of issuance of an occupancy permit by the City of Urbandale (the "Commencement Date"). Tenant shall have the right to immediately occupy the premises for the first 30 days after the Commencement Date without the payment of rent. All other amounts due under the lease will be due and payable according to the terms of this Lease.

Section 2.2 Holding Over. Any holding over after the expiration of the term
            ------------
hereof, or of any renewal, shall be construed to be a tenancy from month to month, at a monthly rental at one hundred twenty percent (120%) greater than the monthly rental applicable to the rent due for the last month under this Lease.

Section 2.3 Surrender. At the termination of this Lease, whether through the
            ---------
expiration of the term or otherwise, Tenant agrees at once to surrender the Leased Premises (and all keys) to the Landlord in a condition comparable to the condition on the Commencement Date, less reasonable wear and tear. If excessive wear and tear or other damage is present, Landlord will notify the Tenant in writing and Tenant shall have three (3) business days to indicate in what manner it will repair the damage. If the Tenant has not responded within the three (3) day period, then Landlord will make the necessary repairs and Tenant agrees to reimburse the Landlord for the cost of the repairs together with a ten percent (10%) fee for Landlord's efforts.

Section 2.4 Showing Premises. During the final four (4) months of the Lease
            ----------------
term, Landlord shall be permitted to show prospective tenants the Leased Premises upon giving Tenant twenty-four (24) hours' notice.

Section 2.5 Option to Renew. The Tenant shall have an option to renew this Lease for a 10-year term or longer as hereinafter provided with the rental being 90% of the fair market value based upon comparable rentals in the immediate area. Landlord shall be responsible for the selection of comparable rentals and the calculation of a "fair market value." In the event of a dispute as to Landlord's calculation as to the "fair market value", an appraiser shall be selected, by Landlord and Tenant with an average of the two appraisals being determinative of the fair market value. The renewal term may be longer than 10 years, if Tenant so elects, so that the renewal term and the term of the expanded area under
Section 20.13 below coincide.

Section 2.6 Landlord shall construct a monument sign at the entrance to the building for Tenant signage, at the sole cost of the Landlord. Building signage will also be available at the Tenant's expense.

Section 2.7 The building is fitted with Medico Controlled Key Locking System. The Tenant access cards is available at an extra charge, included in the Tenant improvement allowance of $15.00 per square foot.

                                   Article III
                                      Rent

Section 3.1 Annual Rent. During the term of this Lease, and beginning 30 days
            -----------
after the Commencement Date, Tenant shall pay to the Landlord a fixed annual minimum rent of $11.25 per square foot ("Rent") for the finished section of the building (60,915 square feet). The first monthly payment of rent and expenses shall be paid at signing. The rent for the unfinished shell (29,085 square feet) will be $116,340.00 the first 12-month period beginning 30 days after the Commencement Date, $145,425 the second 12-month period, and $175,000.00 the third through 10th 12-month periods. When the unfinished space become finished space and Tenant agrees to occupy the additional space, the lease rate increases to $11.25 per sq. ft. or $327,206.00 annually. Rent shall be payable in equal monthly installments, in advance on the first day of each month during this Lease term, at Landlord's office or any other place designated by it, without any set-off or deduction except as otherwise provided below. The first monthly payment of rent and expenses payable at signing shall be based on 90,000 square feet. If the Commencement Date is not the first day of a calendar month, Tenant shall pay to Landlord, on the

Commencement Date, a fraction of the equal monthly installment, the numerator of which is the number of days from the Commencement Date to the end of the calendar month in which that date occurs, and the denominator of which is the total number of days in the calendar month. This payment shall represent the pro rata rent from the Commencement Date to the end of the calendar month. Tenant shall have the right to offset rent in the event of a Landlord bankruptcy or insolvency which prevents Landlord from finishing the work or reconstructing the premises upon construction and as provided in Section 15.4 below. If any monthly rental payment is not received by Landlord by the 5th day of the month by check, cash, wire transfer or other means acceptable to Landlord, Tenant shall, as Additional Rent, pay penalty of 10% of the monthly payment.

Section 3.2 Building Operating Costs. During the term of this Lease, Tenant
            ------------------------
shall pay on a monthly basis, together with the payment of Rent as specified in section 3.1, Tenant's share of the Building Operating Costs which has been determined to be 100 %. Building Operating Costs shall mean all of Landlord's costs and expenses relating to the use, ownership, operation, maintenance, repair and insurance of the Building, including without limitation, those expenses set forth in Exhibit C. Building Operating Costs shall not include income taxes, promotional or marketing expenses, tenant improvement costs, depreciation of the Building, loan payments, ground lease payments (if any), warranty items or real estate leasing commissions.

Section 3.3 Building Operating Cost Adjustments. Tenant shall continue to make
            -----------------------------------
the monthly payments of the Building Operating Costs until notified by Landlord of a change in the Building Operating Costs. As soon as practicable after 1st of each year, Landlord shall deliver to Tenant a statement showing (a) the Building Operating Costs for the Building for the prior calendar year and Tenant's allocable share of the Building Operating Costs, and (b) the estimated Building Operating Costs for the then current year (based on the prior year's experience) and Tenant's allocable share of the estimated Building Operating Costs for the then current year. Landlord's determination as to the actual Building Operating Costs for the prior year shall be binding on Landlord and Tenant unless Landlord receives written notice from Tenant stating in detail Tenant's disagreement with Landlord's determination within 30 days after delivery of the statement referred to above. In calculating Building Operating Costs for any fiscal period, if less than ninety-five percent (95%) of the Building is occupied by tenants, then the amount of the Building Operating Costs shall be deemed for the purposes of this section to be increased to an amount equal to the like Building Operating Costs which normally would be expected by Landlord to have been incurred had such occupancy been ninety-five percent (95%) during such entire period. If the total of the monthly payments which Tenant has made for the prior calendar year is less than the Tenant's share of the actual Building Operating Costs for that prior year, then Tenant shall pay Landlord the difference in a lump sum within 10 days after receipt of the statement from Landlord together with the difference between the monthly payments made in the then current year and the amount of monthly payments which are calculated by Landlord as Tenant's share of the estimated Building Operating Costs for the then current year. Any over-payment by Tenant shall be credited towards the monthly Building Operating Costs next coming due. Even though the Lease term has ended and Tenant has vacated the Leased Premises, when the final determination is made of Tenant's share of the Building Operating Costs for the year in which this Lease terminated, Tenant shall immediately pay any increase over the estimated Building Operating Costs previously paid and, conversely, any overpayment made shall be immediately rebated by Landlord to Tenant. Failure of Landlord to submit statements as called for in this Lease shall not be deemed to be a waiver of Tenant's requirement to pay sums as provided in this section.

Section 3.4 Additional Rent. All costs, charges, and expenses that Tenant
            ---------------
assumes, agrees to, or is obligated to Landlord under this Lease shall be deemed "Additional Rent." In the event of nonpayment, Landlord shall have the same rights and remedies with respect to the Additional Rent as is provided for herein in case of nonpayment of Rent. Tenant shall pay Landlord the Rent, Additional Rent, and adjustments of rent provided for in this Lease, when due and without notice or demand, at the time and in the manner specified herein.

Section 3.5 Tenant shall be provided a build out allowance of $15.00 per square foot for the Tenant Work described on Exhibit B. Any unused portion of this build out allowance should be credited to rent or any other leasehold improvements. In addition, Tenant shall be provided an allowance of $1.50 per square of foot of finished space in the Leased Premises to offset Tenant's architect costs.

Section 3.6 If the work to be performed by Landlord is not completed according to the construction schedule attached as Exhibit D, Landlord shall pay any rent due from Tenant on facilities then occupied by Tenant until such time as the Leased Premises are completed. If the work to be performed by Landlord is not completed prior to November 1, 2001, Landlord shall pay a penalty of $1,000 per day until such time as the work is completed plus the rent provided in this paragraph.

Section 3.7 Letter of Credit. Tenant shall enter into a Letter of Credit (or
            ----------------
replacement Letter[s] of Credit in the event of termination of the original Letter of Credit) in a form satisfactory to and with a bank which meets with the approval of Landlord and Landlord's lender. The Letter of Credit shall be in the initial amount of one million dollars ($1,000,000.00). So long as Tenant is not in default of Section 3.1 of this Lease Agreement, that amount may be decreased by two hundred thousand dollars ($200,000.00) each year for five years until there is no balance remaining. If Tenant shall fail to make timely payments to Landlord pursuant to Section 3.1 of this Lease Agreement, Landlord shall be entitled to draw upon the Letter of Credit in an amount equal to any payment due Landlord from Tenant if such payment is not made within the time constraints of this Lease Agreement. In the event of a draw against the Letter of Credit by Landlord, Tenant shall, within three weeks of any such draw by Landlord, be required to take whatever steps are necessary to restore the Letter of Credit to the balance that existed at the time immediately prior to the draw against the Letter of Credit by Landlord. If the Lease Agreement is terminated as a result of Tenant's default, the entire balance of the Letter of Credit shall be payable to Landlord immediately. If Landlord receives notice of the bank's intention to terminate the Letter of Credit, Tenant shall have 21 days to find a replacement letter of credit. If a replacement is not found, Landlord may declare the lease in default and draw and retain the balance of the existing Letter of Credit. Payment of the balance of the Letter of Credit upon Tenant's default shall in no way limit Landlord's ability to recover all of its damages from Tenant. Landlord shall pay monthly fees related to maintaining the Letter of Credit for the months of February, March, April, May, June and July, unless possession is delayed beyond September 1, 2001, in which case, Landlord shall pay such monthly fees until one month prior to possession by Tenant. All other expenses associated with the establishment and maintenance of the Letter of Credit shall be the obligation of Tenant. Except in the event the bank terminates the Letter of Credit or if the lease is terminated as a result of Tenant's default, if the amount paid to Landlord under the Letter of Credit exceeds the amount owed by Tenant to Landlord, upon Tenant's default, then Landlord shall refund the excess to Tenant within five days. In the event the bank terminates the Letter of Credit, Landlord shall refund the excess to Tenant when a new Letter of Credit has been established, or, if no new letter of credit is established, shall refund any excess to Tenant at such time as any damages have been calculated with reasonable certainty. If the lease is terminated as a result of Tenant's default, Landlord shall not be entitled to retain amounts exceeding any actual damages sustained as a result of the termination of the lease, and Landlord shall use its best efforts to mitigate its damages. Any refund payable to Tenant as a result of a termination of the lease shall be paid as soon as the amount (if any) can be ascertained with reasonable certainty.

                                   Article IV
                                 Use of Premises

Section 4.1 Use. The Tenant shall use the Leased Premises for office use and
            ---
storage and for no other purpose whatsoever.

Section 4.2 Compliance with Laws. Tenant shall comply with all present and
            --------------------
future laws or ordinances applicable to the Leased Premises and shall not commit or suffer waste on the Leased Premises, or use or permit anything on the Leased Premises which may be illegal, or constitute a private or public nuisance, or conflict with or invalidate or increase the cost of any of Landlord's fire and extended coverage insurance, or which may be dangerous to persons or the property of the Landlord or other tenants of Landlord's building, their agents, servants, employees, and customers. Notwithstanding the foregoing, Tenant's effecting an increase in the cost of any of Landlord's fire and extended insurance is curable by Tenant's payment of such increase in cost.

Section 4.3 Liens. Tenant agrees not to permit any liens of any type (including
            -----
mechanic's, materialmen's, vendor's or supplier's liens) to be placed upon the Leased Premises. Should a lien be filed, Tenant agrees to cause the lien to be discharged or provide a bond to the Landlord for the benefit of the Landlord within twenty (20) days of the filing of the lien in the full amount of the lien. If Tenant fails to discharge the lien or provide the required bond, Landlord may upon five (5) days' written notice discharge the lien and Tenant agrees to immediately pay to Landlord the full cost of discharging the lien together with Landlord's reasonable and actual legal fees and a fee of ten percent (10%) of the total cost to Landlord.

                                    Article V
                      Repairs, Maintenance and Alterations

Section 5.1 Repairs and Maintenance. The Landlord shall make all necessary
            -----------------------
repairs to the Building, including the Leased Premises, except that the Tenant shall be responsible for all repairs and maintenance to tenant improvements and for any repairs necessitated by the Tenant's neglect or omission. All repairs shall be in quality and class equal to the original work in order to maintain the Building and Leased Premises in good condition and repair. If the Tenant fails to perform any of its obligations of maintenance or repair, the Landlord is authorized to come onto the Leased Premises and make such repairs, and upon billing to the Tenant by the Landlord for the costs of such repairs, Tenant shall reimburse the Landlord.

Section 5.2 Removal of Tenant's Property. Upon the expiration of or prior
            ----------------------------
termination of this Lease, the Tenant shall remove all property of the Tenant from the premises, except plumbing and other fixtures and leasehold improvements which may have been installed by the Tenant and except as otherwise provided in this Lease, and surrender the Leased Premises to the Landlord "broom clean" in as good order and condition as they were upon Tenant commencing business, or were placed by Tenant thereafter, ordinary wear and tear excepted. Any property left on the Leased Premises after the expiration or other termination of this Lease may be disposed of by Landlord in any manner and without any liability to the Landlord.

Section 5.3 Alterations. The Tenant shall not make any changes, alterations,
            -----------
additions, or improvements to the Leased Premises without the written consent of the Landlord. Prior to commencing any work or alterations on the Leased Premises, Tenant shall furnish to Landlord:

         (a) Copies of all governmental permits and authorizations which may be required in connection with the work.

         (b) A certificate evidencing that Tenant (or its contractors) has
(have) procured workmen's compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant, or the Building.

         (c) All additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant under Section 8.1) that Landlord may require because of the nature of the work to be done by Tenant.

                                   Article VI

                                      Taxes

Section 6.1 Tenant's Share of Real Estate Taxes. Tenant shall pay a
            -----------------------------------
proportionate share, as determined in Section 3.2 of this Lease, of any and all increases in Real Estate Taxes, as hereinafter defined, above those for the fiscal tax year commencing on July 1, 2002 (hereinafter referred to as the Base Tax Year) imposed on the land and buildings of which the Leased Premises forms a part with respect to every calendar year or part thereof during the term of this Lease, whether any such increase results from a higher tax rate or an increase in the assessed valuation of the property, or both. Tenant shall not be responsible for the payment any Real Estate Taxes after termination of this lease. Real Estate Taxes shall be defined as including the following items: (i) real estate taxes, (ii) assessments levied, assessed, or imposed against such land and/or buildings or the rents or profits therefrom to the extent that the same shall be in lieu of all or any portion of any items hereinabove set forth, and (iii) all water and sewer rents, charges, taxes, and frontage assessed or imposed. If due to a change in the method of taxation, any franchise, income, profit, or other tax, however designated, shall be levied against Landlord's interest in the property in whole or in part for or in lieu of any tax which would otherwise constitute Real Estate Taxes, such taxes shall be included in the term Real Estate Taxes for purposes hereof. All such payments shall be approximately prorated for any partial calendar years in which the term of this Lease shall commence or expire. A copy of the tax bill shall be sufficient evidence of the amount of Real Estate Taxes.

Section 6.2 Tax Reduction. Only Landlord shall be eligible to institute tax
            -------------
reduction or other proceedings to reduce the assessed valuation of the land and buildings. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid its share of increases, and provided that Tenant is not in default in payment of rent or additional rent due under this Lease, Landlord shall, after deducting its expenses, including, without limitation, attorneys' fees and disbursements in connection therewith, promptly return Tenant's pro rata share of such rebate after Landlord has received such proceeds. Tenant may not obtain any portion of the benefits which may accrue to Landlord from any reduction in Real Estate Taxes for any year below those imposed in the Base Tax Year.

Section 6.3 Notices of Taxes. Along with notification of any increases in Real
            ----------------
Estate Taxes for which the Landlord requests payment from Tenant, Landlord shall also furnish (i) a copy of the current tax bill, (ii) a copy of the tax bill for the base year, and (iii) a statement showing calculation of Tenant's proportionate share of the increase in Real Estate Taxes for which payment is being requested in sufficient detail to enable Tenant to verify the accuracy of the amount it is being requested to pay.

Section 6.4 Tax Abatement. Upon Landlord's qualifying to receive property tax
            -------------
abatement from the City of Urbandale or Polk County, Iowa, upon receipt of reimbursement of Landlord's payment of the previous year's property tax payment, Tenant shall receive a cash payment of thirty thousand dollars ($30,000) on the 15th day of January in the year following the payment, with the first payment anticipated on January

15, 2003, and continuing for nine years or for as long as Landlord qualifies for tax abatement from the City of Urbandale, or Polk County, Iowa.

                                   Article VII
              Laws, Ordinances, Requirements of Public Authorities

Section 7.1 Tenant Compliance. Tenant shall, at its expense, comply with all
            -----------------
federal, state, county, and municipal laws, orders, ordinances and regulations and with any lawful direction of any public officer or officers which shall, with respect to the occupancy, use or manner of use of the Lease Premises or to any abatement of nuisance caused by Tenant, impose any violation, order, or duty upon Landlord or Tenant arising from Tenant's occupancy, use, or manner of use of the Leased Premises or any installations made therein by or at Tenant's request or required by reason of a breach of any of Tenant's covenants or agreements hereunder.

Section 7.2 Notice of Violations. Tenant shall promptly notify Landlord if it
            --------------------
receives notice of any violation of law, ordinance, rule, order, or regulation applicable to the Leased Premises. Landlord shall promptly notify Tenant if it receives notices of any violation of any such law, order, ordinance, or regulation applicable to the Leased Premises or services, access or other appurtenances to the Leased Premises, especially, but not limited to, any creating an obligation of Tenant under Section 7.1.

                                  Article VIII
                                    Insurance

Section 8.1 Tenant's Insurance. Tenant, at its expense, shall maintain insurance
            ------------------
protecting and indemnifying Landlord and Tenant against all claims for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the Leased Premises, the public portions of the Building used by Tenant, its employees, agents, contractors, customers, and invitees. The insurance shall afford minimum protection during the term of this Lease, of not less than $1,000,000 for bodily injury or death to any one person and not less than $3,000,000 for any one occurrence or accident, and not less than $100,000 for property damage, or such other limits as Landlord deems necessary. Tenant shall also procure, at its own expense, coverage for its property in the Leased Premises against loss, damage, or destruction by fire or other casualty, and workers' compensation insurance for its own employees, if any.

All such insurance shall be effected under valid and enforceable policies (which may cover the Leased Premises and other locations), shall be issued by insurers of recognized responsibility acceptable by Landlord, and shall contain a provision under which the insurer agrees not to cancel the insurance without 30 days' prior written notice to Landlord.

On or before the Commencement Date, Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverage. Renewal certificates shall be furnished to

Landlord at least 30 days prior to the expiration date of each policy for which a certificate was furnished.

Section 8.2 Landlord's Insurance. Landlord shall procure, at the expense of the
            --------------------
tenants of the building (as specified in section 3.2), the following insurance:
(a) coverage for the Building and its property therein at replacement cost against loss, damage, or destruction by fire or other casualty, (b) coverage for loss to the boiler or machinery, and (c) workers' compensation insurance, if necessary.

Section 8.3 Waiver of Subrogation. Both parties shall include in their
            ---------------------
respective insurance policies: (a) a waiver of the insurer's right of subrogation against the other party; (b) an express agreement that the policy will not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty; or
(c) any other form of permission for the other party's release.

                                   Article IX
           Damage to Tenant's Property and Indemnification of Landlord

Section 9.1 Landlord's Limitations on Liability. The Landlord and its agents
            -----------------------------------
shall not be liable in damages, by abatement in rent or otherwise, for any damage either to the person or the property of the Tenant, or for the loss of or damage to any property of the Tenant by theft or from any other cause whatsoever, whether similar or dissimilar to the foregoing. The Landlord or its agents shall not be liable for any injury or damage to persons or property, or loss or interruption to business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow, or leaks from any part of the Building, or from the pipes, appliances, or plumbing works, or from the roof, street, or subsurface, or from any other place, or by dampness, or by any cause of whatsoever nature; nor shall the Landlord or its agents be liable for any damage caused by other tenants or persons in said Building, or caused by operations in construction of any private or public or quasi-public work. None of the limitations of the liability of Landlord or its agents provided for in this subsection (a) shall apply if such loss, injury, or damages are proximately caused by the gross negligence of the Landlord, its agents or employees.

Section 9.2 Tenant's Negligence. The Tenant shall be liable for any damage to
            -------------------
the Building or property therein which may be caused by its act or negligence, or the acts of its agents, employees, or customers, and the Landlord may, at its option, repair such damage, and the said Tenant shall thereupon reimburse and compensate the Landlord as additional rent, within five (5) days after rendition of a statement by the Landlord, for the total cost of such repair and damage.

Section 9.3 Indemnification. The Tenant hereby indemnifies and agrees to hold
            ---------------
the Landlord harmless and free from damages sustained by person or property, and against all claims of third persons for damages arising out of the Tenant's use of the Leased

Premises, and for all damages and monies paid out by Landlord in settlement of any claim or judgments, as well as for all expenses and attorneys' fees incurred in connection therewith, unless these claims are paid by Tenant's insurance.

                                    Article X
                        Damage or Destruction of Premises

If the Leased Premises or any part thereof are damaged by fire or other casualty, the Tenant will give prompt written notice thereof to the landlord. In case 40% or less of the Building is damaged by fire or other casualty, Landlord shall immediately commence restoration of such damages and shall proceed with reasonable diligence to restore the Leased Premises within 90 days of receipt of notice, or Tenant may terminate this Lease. In case over forty percent (40%) of the Building is damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building is, in the Landlord's sole opinion, required (whether or not the Leased Premises have been damaged by such fire or other casualty) or in the event any mortgagee under a mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, the Landlord may, at its option, terminate this Lease by notifying the Tenant in writing of such termination within thirty (30) days after the date the Landlord receives notice of such damage, in which event the rent will be abated as of the date of such damage. If the Landlord does not elect to terminate this Lease, the Landlord will proceed with reasonable diligence to restore the Leased Premises within one hundred twenty (120) days thereafter (except that the Landlord is not responsible for delays outside its control) to substantially the same condition in which the Leased Premises were immediately prior to the happening of the casualty. If the Leased Premises are not restored within the one hundred twenty
(120) days, Tenant shall have the right to cancel this Lease. Notwithstanding anything to the contrary contained herein, the Landlord is not required to rebuild, repair or replace any part of Tenant's furniture or furnishings or fixtures and equipment removable by the Tenant under the provisions of this Lease. The restoration will not exceed the scope of the work done by the Landlord in originally constructing the Building. The Landlord will not be liable for any inconvenience or annoyance to the Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next paragraph, the Landlord will allow the Tenant a fair diminution of rent during the time and to the extent the Leased Premises are unfit for occupancy. Any insurance which may be carried by the Landlord or the Tenant against loss or damage to the Building or to the Leased Premises is for the sole benefit of the party carrying such insurance and under its sole control. The Tenant hereby agrees that the Lease will not automatically terminate by law upon destruction of the Leased Premises. The Tenant is not entitled to any compensation or damages from the Landlord except as provided herein for loss of the use of the whole or any part of the Leased Premises, the Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. If such fire or other casualty results from acts, omissions or neglect of the tenant or its agents, employees, invitees or visitors there will be no abatement of rent as otherwise permitted herein.



                                   Article XI
                                 Eminent Domain

If the whole, or any part, of the Leased Premises shall be taken by any public, or quasi-public authority under the power of eminent domain, or conveyed to any such public or quasi-public authority under threat of exercise of the power of eminent domain, then the terms of this Lease shall cease on that part of the Premises so taken or conveyed (hereinafter referred to as the "condemned portion") from the day the possession of the condemned portion shall be taken by the condemning entity. Unless this Lease is canceled as hereinafter provided, the rent provided for herein commencing with the date possession is acquired by the condemning entity, shall be reduced in proportion to the amount of the Premises taken. In the event of partial condemnation, Tenant may cancel this entire Lease if the loss of the condemned portion will, in Tenant's reasonable judgment based upon generally accepted standards applicable to Tenant's business on the Premises, have a significantly impairing effect on such business as to render the Premises unfit for its intended use. Such right to cancel may be exercised by Tenant, only:

         (a) If Tenant gives to Landlord at least ten (10) days prior written notice of such cancellation and Landlord agrees in writing;

         (b) The effective date of such cancellation of the entire Lease is the same as the date possession was obtained of the condemned portion by the condemning entity; and

         (c) Rent is paid in full the effective date of such cancellation.

All damages awarded for any taking shall belong to and be the property of the Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or the fee of the Premises herein leased; provided, however, that the Landlord shall not be entitled to any portion of the award made to Tenant for loss of business, depreciation to and cost of removal of stock and trade fixtures.

                                   Article XII
                            Assignment and Subletting

Section 12.1 Landlord's Consent. Tenant shall not, by operation of law or
             ------------------
otherwise, assign, mortgage, or encumber this Lease, or sublet or permit the Leased Premises or any part thereof to be used by others, without Landlord's prior written consent which consent shall not be unreasonably or arbitrarily withheld. Landlord's consent to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting.

Nothing in this provision shall prevent Tenant from assigning this Lease or subletting the Leased Premises to an affiliated company, parent or subsidiary, or as the result of a merger, consolidation, reorganization, or acquisition involving Tenant.

Landlord shall give Tenant notice as to giving or withholding such consent within 30 days after Tenant furnishes Landlord, in writing, (1) the terms and conditions of the proposed assignment or subletting, (2) the name of the proposed assignee or sublessee, (3) the nature and character of the business of the proposed assignee or sublessee, and (4) any other information reasonably requested by Landlord.

Section 12.2 No Waiver of Consent. If this Lease is assigned, or all or a part
             --------------------
of the Leased Premises is sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved. However, no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

Section 12.3 Joint Liability. Each permitted assignee or transferee shall assume
             ---------------
and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, additional rent, and adjustments of rent, and for the due performance of all of Tenant's terms, covenants, conditions, and agreements for the term of this Lease. No assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the above obligations and obtains from Landlord the above written consent prior thereto.

Section 12.4 Assignment by Landlord. Tenant agrees that Landlord will have the
             ----------------------
right to transfer and assign, in whole or in part, its ownership of the Property and all of its rights and obligations under this Lease. Tenant agrees that Landlord will have no further obligations to Tenant and Tenant will look solely to such successor in interest of Landlord for the performance of the Landlord's obligations under the Lease provided that the assignee assumes Landlord's obligations under the lease in writing.

                                  Article XIII
                           Tenant Estoppel Agreements

Tenant agrees that at any time and from time to time at reasonable intervals, within ten (10) business days after written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord, Landlord's mortgagee, or others designated by Landlord, a certificate in such form as may from time to time be provided, ratifying this Lease and certifying:

         (a) That this Lease is in full force and effect, and has not been assigned, modified, supplemented, or amended in any way (or if there has been any assignment, modification, supplement, or amendment, identifying the same);

         (b) That this Lease represents the entire agreement between Landlord and Tenant as to the subject matter hereof (or if there has been any assignment, modification, supplement, or amendment, identifying the same);

         (c) The Commencement Date and the term of this Lease;

         (d) That all conditions under this Lease to be performed by Landlord have been satisfied (and if not, what conditions remain unperformed);

         (e) That to the knowledge of the signer of such writing, no default exists in the enforcement of this Lease by Landlord or specifying each default, defense, or offset of which the signer may have knowledge;

         (f) That no rental has been paid in advance other than for the month in which such certificate is signed by Tenant; and

         (g) The date to which all rentals due hereunder have been paid under this Lease.

                                   Article XIV
                  Subordination, Non-Disturbance and Attornment

Section 14.1 Subordination. This Lease is and shall be subject and subordinate
             -------------
to any ground or underlying lease which may now or hereafter affect the Building, the land, or both, and to any amendment, modification, renewal, or extension of the ground or underlying lease. This Lease is also subject and subordinate to all mortgages which may now or hereafter affect any lease of ground or underlying lease or the land and/or Building and to all renewals, modifications, amendments, consolidations, replacements, or extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant without cost or charge to Landlord, shall execute promptly any certificate or instrument of subordination requested by Landlord or Landlord's Mortgagee. If Tenant fails upon reasonable request to execute the certificate or instrument, Tenant hereby constitutes and appoints Landlord its attorney-in-fact to execute all such certificates or instruments for and on behalf of Tenant.

Section 14.2 Non-Disturbance. Notwithstanding the provisions of Section 14.1,
             ---------------
the subordination of this Lease to any later executed superior lease or superior mortgage or to any later renewal, modification, replacement, or extension of any superior lease or superior mortgage, or to any existing or future consolidation or spreader of any superior mortgage, is subject to the express conditions that, so long as this Lease is in full force and effect and Tenant is not in default of the terms and provisions of this Lease beyond any applicable grace periods:

         (a) Tenant shall not be joined as a party defendant (1) in any action or proceeding which may be instituted or taken by the lessor of the superior lease for the purpose of terminating it by reason of any default thereunder, or
(2) in any foreclosure action or proceeding which may be instituted or taken by the holder of the superior mortgage; and

         (b) Tenant shall not be evicted from the Leased Premises, Tenant's leasehold estate under this Lease shall not be terminated or disturbed, nor shall any of Tenant's rights under this Lease be affected in any way, by reason of any default under the superior leasehold or superior mortgage.

Section 14.3 Attornment. If the lessor of a superior lease or the holder of a
             ----------
superior mortgage succeeds to Landlord's rights under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of the successor party ("successor landlord") and upon such successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize the successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument requested by the successor landlord to evidence such attornment. If Tenant refuses or fails promptly upon reasonable request to execute such instrument, Tenant hereby irrevocably appoints Landlord or the successor landlord its attorney-in-fact to execute and deliver the instrument on its behalf. Upon such attornment this Lease shall continue in full force and effect as if it were a direct lease between the successor landlord and Tenant upon all of the terms, conditions, and covenants set forth in it and shall be applicable after such attornment. However, the successor landlord shall not:

         (a) Have any liability for refusal or failure to perform or complete Landlord's work or otherwise to prepare the Leased Premises for occupancy in accordance with the provisions of Exhibit "B" of this Lease;

         (b) Be obligated under Article X to repair, restore, replace, or rebuild the Building or the Leased Premises, in case of total or substantially total damage or destruction, beyond any repair, restoration, or rebuilding that can reasonably be accomplished with the net proceeds of insurance actually received by, or made available to, the successor landlord;

         (c) Be liable for any of Landlord's previous acts or omissions under this Lease;

         (d) Be subject to any offset, not expressly provided for in this Lease, which has previously accrued to Tenant against Landlord;

         (e) Be bound by any previous modification of this Lease, or by any previous prepayment of more than one month's rent, unless the modification or prepayment has been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord has succeeded to Landlord's rights under this Lease.

                                   Article XV
                                     Default

Section 15.1 Tenant Default. The occurrence of any one (1) or more of the
             --------------
following events shall constitute a default under this Lease by the Tenant:

         (1) The vacation or abandonment of the Leased Premises and discontinued Rent and Additional Rent payments by the Tenant. Abandonment is defined to include, but is not limited to, any absence by the Tenant from the Leased Premises resulting in the Tenant not engaging in its usual customary business for five (5) business days or longer without Rent being paid;

         (2) The failure by the Tenant to make any payment of Rent, Additional Rent or any other payment required to be made by the Tenant herein, as and when due, where such failure continues for a period of ten (10) business days following written notice of such failure;

         (3) The Tenant's failure to observe or perform any of the covenants, conditions or provisions of this Lease, other than as described in subparagraph
(ii) above, where such failure continues for a period of thirty (30) days after written notice thereof by the Landlord to the Tenant; provided, however, that if the nature of the Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then the Tenant will not be deemed to be in default if the Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion;

         (4) The making by the Tenant of any general assignment or general arrangement for the benefit of creditors; the appointment of a trustee or a receiver to take possession of substantially all of the Tenant's assets or of the Tenant's interest in this Lease and possession is not restored to the Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Tenant's assets located at the Leased Premises or of the Tenant's interest in this Lease and such seizure is not discharged in thirty
(30) days; and

         (5) The filing of any voluntary petition in bankruptcy by the Tenant or the filing of any involuntary petition by the Tenant's creditors if the involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or the Tenant has the right to affirm this Lease and perform the obligations of the Tenant hereunder, the trustee or Tenant will, in the time period permitted by the bankruptcy court having jurisdiction, cure all defaults of the Tenant outstanding as of the date of the affirmance of this Lease and provide to the Landlord such adequate assurances as may be necessary to ensure the Landlord of the continued performance of the Tenant's obligations under this Lease. "Adequate assurances" of cure or compensation will only be satisfied by the establishment of an escrow fund for the amount at issue or by bonding. It is warranted and agreed by the Landlord and Tenant that the foregoing provision was a material part of the consideration for this Lease.

Section 15.2 Landlord's Remedies. In the event of any default or breach by the
             -------------------
Tenant, the Landlord may at any time thereafter, with notice and without limiting the Landlord in the exercise of any right or remedy which the Landlord may have by reason of such default:

         (1) Terminate the Tenant's right to possession of the Leased Premises by any lawful means in which case this Lease terminates and the Tenant will immediately surrender possession of the Leased Premises to the Landlord. In such event Landlord will be entitled to recover from the Tenant all damages incurred by the Landlord by reason of the Tenant's default including, but not limited to:
(a) the cost of recovering possession of the Leased Premises; (b) expenses of reletting including necessary renovation and alteration of the Leased Premises;
(c) reasonable attorneys' fees and any real estate commission actually paid; and
(d) the worth at the time of the award by the court having jurisdiction thereof of the amount by which the unpaid Rent for the balance of the Lease term after the time of such award exceeds the amount of such Rent loss for the same period that the Tenant proves could be reasonably avoided. Unpaid installments of Rent and other sums will bear interest from the date due at the lesser rate of eighteen percent (18%) per annum or the maximum allowed by law.

         In the event that the Tenant has abandoned the Leased Premises and discontinued monthly Rent payments, the Landlord has the option of taking possession of the Leased Premises and recovering from the Tenant the amount specified in this subparagraph or proceeding under the provisions of subparagraph (2) below;

         (2) The Landlord may terminate this Lease and immediately repossess the Leased Premises and recover as damages a sum of money equal to the excess of the present value of the Rent required to be paid by the Tenant for the balance of the Lease term plus any other sum of money and damages owed by the Tenant to the Landlord less the present value of the fair market rental value of the Leased Premises for said period. Should the fair market rental value exceed the value of the Rent required to be paid by the Tenant for the balance of the Lease term, the Landlord has no obligation to pay to the Tenant the excess of any part thereof; and

         (3) The Landlord may continue this Lease in full force and effect and the Lease will continue in effect as long as the Landlord does not terminate the Tenant's right to possession and the Landlord will have the right to collect Rent when due. During the period the Tenant is in default, the Landlord may enter the Leased Premises and relet them, or any part of them, to third parties for credit to the Tenant's account. The Tenant will be liable immediately to the Landlord for all costs the Landlord incurs in reletting the Leased Premises, including, without limitation, brokers' commission, expenses of remodeling the Leased Premises required by the reletting and all other like costs.

Reletting may be for a period shorter or longer than the remaining term of this Lease. The Tenant will pay to the Landlord the Rent due under this Lease on the date the Rent is due less the Rent the Landlord receives from any reletting. No act by the Landlord allowed by this paragraph will terminate this Lease unless the Landlord notifies the Tenant that the Landlord has elected to terminate this Lease.

         (4) The foregoing remedies are not exclusive. The remedies are cumulative in addition to any remedies now or later allowed by law, to any equitable remedies the Landlord may have and to any remedies the Landlord may have under bankruptcy laws or laws affecting creditors' rights generally.

Section 15.3 Landlord Default. The Landlord will not be deemed to be in default
             ----------------
in the performance of any obligation required to be performed by it unless and until it has failed to perform such obligations within thirty (30) days after written notice by the Tenant to the Landlord specifying what obligations the Landlord has failed to perform; provided, however, that if the nature of the Landlord's obligation is such that more than thirty (30) days are required for its performance, then the Landlord will not be deemed to be in default if it commences such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

Section 15.4 Tenant Remedies. In addition to any other remedy allowed pursuant
             ---------------
to this agreement or permitted by law, in the event of Landlord's failure to cure any default in the performance of any obligation required to be performed by it after having received written notice from Tenant and having failed to cure the default, Tenant may take steps to remedy any deficiency and set off the reasonable costs of such action against rent due pursuant to this Lease.

                                   Article XVI
                 Landlord's Right to Perform Tenant Obligations

If Tenant defaults in the observance or performance of any term or covenant under this Lease, Landlord may, without thereby waiving the default, remedy the default for Tenant's account and at Tenant's expense. If in connection therewith Landlord makes any expenditures or incurs any obligations for the payment of money or in instituting, prosecuting, or defending any action or proceedings commenced before or during the term of this Lease or after the expiration or termination of the term, including but not limited to legal expenses and attorneys' fees, Tenant shall pay to Landlord on demand the sums paid or obligations incurred, together with legal interest and costs. If not paid, Landlord, in addition to any other remedy, may deem the due payments to be Additional Rent.

                                  Article XVII
                                 Quiet Enjoyment

Landlord warrants and represents that it has full authority to execute this Lease for the above term. Landlord covenants that upon Tenant's paying the Rent and Additional Rent and performing its covenants, Tenant may peaceably and quietly have, hold, and enjoy the Leased Premises, subject, nevertheless, to the terms and conditions of this Lease. This covenant shall bind Landlord only so long as it is the owner of the premises.

                                  Article XVIII
                                   Arbitration

In the event of any dispute arising between Landlord and the Tenant with reference to the rights or liabilities of either party under this Lease, the dispute shall be referred to three arbitrators. One of the arbitrators shall be chosen by Landlord, another by the Tenant and a third by the first two. The decision of the arbitrators shall be binding and final. The standards to be used in the proceedings will be the Commercial Arbitration Rules of the American Arbitration Association. Each party shall initially pay the costs and fees of the arbitrator it selects, and the costs and fees of the third arbitrator shall be divided equally by the parties; provided, however, that the prevailing party in any arbitration proceeding conducted pursuant to this Section shall be entitled to recover from the other party any costs or expenses incurred by the prevailing party in connection with the arbitration, including the fees of arbitrators and the reasonable fees of attorneys, accountants and other experts. The decision of the arbitrators shall be enforceable by entry of a judgment in Polk County District Court in Des Moines, Iowa.

                                   Article XIX
                                     Notice

Section 19.1 Form of Notice. All notices to be given under this Lease shall be
             --------------
in writing and shall either be served personally or sent by certified mail, return receipt requested. All notices mailed as herein provided shall be deemed received two (2) days after mailing. Notices to Landlord shall be sent to the address set forth in the preamble hereof or such other address as the Landlord may specify in written notice to Tenant. Notices to Tenant shall be sent to:

             EarthWeb Career Solutions, Inc.
             4101 Northwest Urbandale Drive
             Des Moines, Iowa 50322

             Attention Director of Finance

with a copy to each of the Director of Facilities and the General Counsel at the following address:

             EarthWeb, Inc.
             3 Park Avenue
             New York, NY 10016

Section 19.2 Notice to Mortgagee. If there is any act or omission by Landlord
             -------------------
which
would or may give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise the right until:

         (a) It has given written notice of any such act or omission to the holder of any leasehold mortgage or of any fee mortgage and to the Landlord or Landlords of any ground or underlying lease or leases whose names and addresses previously have been furnished to Tenant by giving such notice, addressed to the holders and the Landlord or Landlords at the last addresses so furnished; and

         (b) A reasonable period of time (not less than 60 days) for remedying such act or omission has elapsed following the giving of notice, during which any of the parties to whom notice was given has not commenced with reasonable diligence to remedy, or cause to be remedied, the act or omission.

                                   Article XX
                            Miscellaneous Provisions

Section 20.1 Attorney's Fees. If either Landlord or Tenant should prevail in any
             ---------------
arbitration proceeding by or against the other party related to this Lease, or if either party should become a party to any litigation instituted by or against the other with respect to any third party, then as between Landlord and Tenant, the losing party shall indemnify and hold the prevailing party harmless from all costs and reasonable attorneys' fees incurred by the prevailing party in connection with such litigation.

Section 20.2 Inspection. Tenant will permit Landlord, its agents, employees, and
             ----------
contractors to enter all parts of the Leased Premises upon reasonable verbal notice to inspect the same and to enforce or carry out any provisions of this Lease. In an emergency, Landlord may enter without notification.

Section 20.3 No Waiver. Landlord's or Tenant's failure to insist upon strict
             ---------
performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right, or option, but the same shall remain in full force and effect.

Section 20.4 Entire Agreement. This Lease together with any Exhibits contains
             ----------------
the entire agreement between the parties. Any executory agreement hereafter made between them shall be ineffective to change, modify, waive, release, discharge, terminate, or effect an abandonment of this Lease, in whole or in part, unless the executory agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination, or effecting of the abandonment is sought.

Section 20.5 Severability. If any term or provision of this Lease is to any
             ------------
extent invalid or unenforceable, the remainder of this Lease shall not be affected thereby and the remaining terms and provisions shall be valid and enforceable to the fullest extent either hereunder or as permitted by law.

Section 20.6 Headings. The captions and headings herein are for convenience and
             --------
reference only and should not be used in interpreting any provision of this Lease.

Section 20.7 Applicable Law. This Lease shall be governed by and construed under
             --------------
the laws of the State of Iowa. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Time is of the essence in this Lease.

Section 20.8 Successors. This Lease and the covenants and conditions herein
             ----------
contained shall inure to the benefit of and be binding upon Landlord, its successors, and assigns; and shall be binding upon tenant, its heirs, executors, administrators, successors, and assigns; and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord.

Section 20.9 Modification. Except as herein otherwise provided, no subsequent
             ------------
alteration, amendment, change, or addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by both parties.

Section 20.10 Authority. Tenant agrees that if Tenant is a corporation
              ---------
(including any form of professional association or corporation), partnership (general or limited), or other form of organization other than an individual, then each individual executing this Lease covenants, warrants and represents:
(a) that such individual is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with Tenant's organizational documents; (b) that this Lease is binding upon Tenant; (c) that Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of Iowa; (d) that (if applicable and required by Landlord) Tenant will attach hereto a true and correct resolution of Tenant's Board of Directors or Managing Partner(s) authorizing the execution of this Lease; (e) that upon request, Tenant will provide Landlord with true and correct copies of all organization documents and amendments thereto; (f) that the execution and delivery of this Lease will not result in any breach or constitute a default under any mortgage, deed of trust, loan agreement, financing statement, credit agreement, loan, lease partnership agreement, contract or any other instrument to which Tenant is a party or by which Tenant may be bound.

Section 20.11 Brokers' Commission. Landlord shall pay all brokers' and real
              -------------------
estate commissions with respect to the transaction and hold the Tenant harmless therefrom.

Section 20.12 Option to Expand Leased Premises. Upon Tenant's occupying the
              --------------------------------
unfinished shell referenced in Section 3.1, and thereafter; Tenant shall have the right, upon written notice to Landlord, to expand the Leased Premises up to 30,000 square feet which landlord shall construct according to Tenant's specifications consistent with the specification of the Leased Premises ("expanded area"). The expanded area shall be contiguous to and connected with the Leased premises. From the date of issuance of a Certificate of Occupancy by the City of Urbandale on the expanded area, Tenant shall pay Annual Rent and Additional Rent as defined in Article III above, at a rate not exceeding 115% of the existing rate if the Certificate of Occupancy is issued by the City of Urbandale within the first 5 years of this Lease Agreement, and 125% of the existing rate if the Certificate of Occupancy is issued during the second 5 years of this Lease Agreement. Tenant's option to renew pursuant to Section 2.5 shall apply to space occupied in the unfinished shell and the expanded area as opted by Tenant. The Annual Rent on the expanded area shall be fixed for a period of 10 years or for such additional time so that the term hereof and the renewal term under paragraph 2.5 coincide.

                                    EXHIBIT A

                  [DIAGRAM OF BUILDING SHOWING LEASED PREMISES]

                                    EXHIBIT B

     [LIST OF WORK TO BE PERFORMED BY LANDLORD PRIOR TO TENANT'S OCCUPANCY]

     I.     Landlord Work

     II.    Tenant Work

                                    EXHIBIT C

                            Building Operating Costs

         (1) Real Estate Taxes and any increases in Real Estate Taxes as defined and set forth in Article VI of this Lease.

         (2) All insurance premiums and costs relating to the Building, including but not limited to the premiums and costs of fire, casualty and liability coverage, rental abatement, earthquake insurance, and any other insurance that Landlord reasonably deems necessary for the Building, except loss of rents coverage.

         (3) All utility costs, including without limitation, water, electricity, gas, heating, lighting, sewer, waste disposal, security, air conditioning and ventilating costs and all other charges and expenses relating to services for the Building, unless those costs and expenses are separately metered or charged to the Leased Premises, in which event Tenant shall pay those costs and expenses.

         (4) Maintenance costs incurred by Landlord under section 5.1, including without limitation, all supplies, material, labor and equipment, and all maintenance, management and janitorial service agreements.

         (5) All maintenance, repair and other costs relating to the common and parking areas within and around the Building, including without limitation, sidewalks, landscaping, service areas, driveways, parking areas, walkways, building exteriors, including painting, signs and directories, including for example costs of resurfacing and re-striping parking areas, and repairing and replacing roofs and walls.

         (6) A reasonable property management fee payable to Landlord.

         (7) Any parking charges, utilities, surcharges, or other costs levied, assessed or imposed by, or at the direction of, resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Leased Premises or the parking facilities serving the Leased Premises.

         (8) The cost of professional fees including, but not limited to, legal and accounting fees and an annual audit, if any, of the Property.

         (9) The deductible amount of any insurance claim.

         (10) All of Landlord's other costs in managing, maintaining, repairing, operating and insuring the Building.